SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                     ------

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported):    July 11, 2008



                                   Coach, Inc.
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             (Exact name of registrant as specified in its charter)


            Maryland                  1-16153                 52-2242751
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           (State of         (Commission File Number)        (IRS Employer
         Incorporation)                                    Identification No.)


                    516 West 34th Street, New York, NY 10001
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               (Address of principal executive offices) (Zip Code)



                                 (212) 594-1850
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              (Registrant's telephone number, including area code)




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Item 1.01:  Entry into a Material Definitive Agreement.

         On July 11, 2008, Coach, Inc. ("Coach" or the "Company") entered into an Agreement with Bauman 34th Street, LLC and Goldberg 34th Street, LLC (the "Sellers") to purchase the Company's principal corporate headquarters building in New York City from the Sellers. Pursuant to this agreement, Coach will pay $128,000,000 for the land and building located at 516 West 34th Street, New York, New York ("516").

         One of the Sellers has been granted an option to defer the closing of the sale of its 50% interest in the building for a period of up to two years after the initial closing date.

         The Company believes that the transition from renting to owning 516 will immediately benefit its net income and will also have a long-term positive impact on return on investment. Given the rapid growth and development taking place on Manhattan's West Side around the area of 516, the Company also believes that ownership at today's real estate prices will further benefit it beginning in 2015, when Coach's current lease would have subjected it to a market rate increase in order to extend for an additional 10-year period.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 17, 2008

                                    COACH, INC.

                                    By:   /s/  Todd Kahn
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                                          Todd Kahn
                                          Senior Vice President, General Counsel
                                          and Secretary